                                                            Exhibit 10.3

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into as of the 12th day of July, 2001 by and between Alliance Medical Corporation, a Delaware corporation (the "Company"), and Ricardo M. Ferreira ("Employee").

         WHEREAS, Employee currently serves as President and Chief Executive Officer of the Company; and

         WHEREAS, the parties hereto desire that an employment relationship continue between the Company and Employee subject to and upon the terms and conditions contained herein.

         NOW THEREFORE, in consideration of the promises, covenants and conditions herein contained, the parties mutually agree as follows:

         1. ENGAGEMENT: The Company hereby engages Employee to provide, and Employee agrees to perform, for a term commencing as of July 12, 2001, and continuing until terminated as provided in Section 7 hereof, those services that are described in Section 4 hereof.

         2. COMPENSATION: The Company agrees to pay Employee, and Employee agrees to accept as full compensation for the performance and furnishing of services herein, the sum of $16,250 per month (or pro rata portion thereof for any partial month), to be payable bi-weekly in arrears on the same day that the Company pays its employees. In addition to the above, Employee will receive an auto reimbursement of $500 per month.

         3. REPRESENTATIONS AND WARRANTIES - EMPLOYEE:

         (a) Employee has not filed a registration statement or been named as an underwriter in connection with any registration or offering statement which is the subject of any pending Securities and Exchange Commission ("SEC") proceeding or examination under Section 8 of, or Rule 261 under, the Securities Act of 1933, as amended, or which is the subject of a currently effective refusal order entered by the SEC or stop order entered pursuant to a law of any state of the United States of America or province of Canada within the last five (5) years.

         (b) Employee has not been convicted of a misdemeanor or felony within the last ten (10) years in connection with the offer, purchase or sale of any security or commodity, involving the making of a false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer or investment advisor, or involving theft, fraud, breach of fiduciary duty, deceit or intentional wrong doing, or which is a crime involving moral turpitude, or, within the last five (5) years, of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities or of commodity futures, real estate, franchises, business opportunities, consumer goods or other goods and services.

         (c) Employee is not currently subject to any administrative order or judgment entered within the last five (5) years arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer or investment advisor, or involving theft, fraud or fraudulent conduct, or breach of fiduciary duty, or been the subject of, or subject to, any administrative order or judgment in which fraud, deceit or intentional wrong doing, including but not limited to making untrue statements of material facts or omitting to state material facts, was found and the order or judgment was entered within five (5) years prior hereto.

         (d) Employee is not currently subject to any administrative order or judgment which prohibits the use of any exemption from registration in connection with the purchase or sale of securities, or to an SEC censure or other order based on a finding of a false filing.

         (e) Employee is not subject to any administrative order, order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, and is not subject to any order, judgment or decree of any court of competent jurisdiction entered within the last five (5) years permanently restraining or enjoining Employee from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or commodity or involving the making of any false filing with the SEC or any state of the United States of America or province of Canada or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer or investment advisor, or which restrains or enjoins Employee from activities subject to federal, Canadian or state or provincial statutes designed to protect consumers against unlawful or deceptive practices involving insurance, commodities or commodity futures, real estate, franchises, business opportunities, consumer goods or other goods and services.

         (f) Employee has never been suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association or a Canadian securities exchange or association.

         (g) Employee will immediately advise the Company of any change in any of the foregoing representations or warranties.

         4. DUTIES: Employee, subject to the direction and control of the Board of Directors, shall devote substantially his full time, attention and energies to the business and affairs, and to promote the welfare and best interests, of the Company; Employee shall perform, to the best of his abilities as the President and Chief Executive Officer of the Company and shall perform those duties normally performed by that position in a company such as the Company, together with those duties from time to time assigned him by the Board of Directors of the Company. It is specifically understood and agreed that Employee, in performing his duties hereunder, shall be required to devote substantially all of his time and attention to the business and affairs of the Company, and, in so doing, shall be required to spend all of his time at the Company's principal offices in Arizona, subject to travel necessitated by his position.

         5. DEDUCTION AND WITHHOLDING: Reimbursement. There shall be deducted from all compensation paid to Employee such sums, including, without limitation, social security, income tax withholding and unemployment insurance, as by law the Company is obligated to do. Upon furnishing the Company with paper vouchers and expense accounts setting forth the information required by the United States Treasury Department for deductible business expenses, Employee shall be promptly reimbursed for those of his expenses which have been approved in advance by the Company.

         6. VACATION: Employee will be entitled to four (4) weeks paid vacation annually.

         7. TERMINATION: This Agreement shall run for a period of three years from July 12, 2001, through July 11, 2004, subject to prior termination upon the first to occur of any of the following events:

         (a) In the event that Employee shall habitually neglect his employment duties, then the Company shall provide Employee with a notice thereof which describes its charges with respect thereto. If the Employee fails to remedy the habitually neglectful behavior charged within thirty (30) calendar days following the giving of the above described notice, then Employee shall be notified by the Company of such failure within five (5) calendar days after such thirty (30) day period, and this Agreement may be terminated five (5) calendar days after receipt of such notice. If no such notice is given within the said five (5) day period, any alleged neglect or other problem will be deemed resolved;

         (b) At the option of the Company, in its sole and absolute discretion, immediately upon notice to Employee of the occurrence of any one of the following events;

             (i) The willful breach of duty by the Employee in the course of his employment, which breach results in material injury to the Company, unless waived by the Company, provided that the Company shall in the case of any such termination, include in its notice of termination a description of the breach of duty involved and of the material injury resulting therefrom;

             (ii) Employee's conviction of a felony.

         (c) Employee's death, disability for more than six (6) consecutive weeks, or resignation;

         (d) The Company's material breach of its obligations hereunder or its termination of Employee other than pursuant to paragraphs (a) or (b), above; or

         (e) The mutual agreement of the parties to terminate.

         (f) If the Company terminates the employment of Employee during the Employment Period other than pursuant to Section 7(a) or 7(b), then the Company shall pay to Employee any portion of his annual base salary which has been accrued but not paid as of the termination date ("Accrued Salary"). In addition, the Company shall pay Employee (i) an amount equal to Employee's base salary for the six-month period immediately preceding Employee's termination of employment, and (ii) an amount equal to Employee's monthly base salary then in effect for each year of Employee's employment by the Company from March 1, 1998, through the date of termination, including any prorated amounts. Such amounts shall be paid according to the Company's payroll practices over the 3-month period immediately following Employee's termination of employment.

         (g) If Employee's employment is terminated pursuant to Section 7(a) or 7(b), the Company shall not be obligated to pay any severance benefits to Employee; provided, however, that the Company shall pay to Employee his Accrued Salary and provide Employee with the ability to elect to receive COBRA coverage with such COBRA premiums to be paid by Employee during the applicable "period of coverage" as defined in Section 4980(f)(2)(B) of the Code.

         (h) In the event of Employee's death, the Company shall be obligated within thirty (30) days thereafter to pay to Employee's estate (i) all Accrued Salary, (ii) an amount equal to Employee's base salary for the six-month period immediately preceding Employee's demise, and (iii) an amount equal to Employee's monthly base salary then in effect for each year of Employee's employment by the Company from March 1, 1998, through the date of demise, including any prorated amounts. The Company shall have the right to terminate Employee's employment upon sixty (60) days prior written notice in the event of Employee's total disability. In the event of Employee's termination as the result of his total disability, the Company shall, for a period of six (6) months following termination pay to Employee in each such month one-sixth (1/6) of his total compensation for the six (6) month period prior to termination; provided, however, that the dollar amount of any payment hereunder shall be reduced by any payments made to or with respect to Employee as salary continuation under the provisions of any disability or workers compensation program or arrangement to which the Company contributes or reimburses Employee for premiums. For purposes hereof, a total disability is a physical or mental disability that results in Employee's inability to substantially perform his duties for a period of six (6) consecutive weeks or for a period of 45 days within any period of twelve (12) consecutive months.

         8. MISCELLANEOUS:

         (a) Successors, Etc. This Agreement shall bind and inure to the benefit of the assigns, personal representatives, heirs or legatees of the respective parties.

         (b) Further Agreements. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

         (c) Amendment. This Agreement may be amended or modified at any time only by the written agreement of the Company and Employee.

         (d) Number and Gender. Throughout this Agreement, whenever the context so requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter genders.

         (e) Governing Law Venue: Arbitration. This Agreement and all rights, obligations and liabilities arising hereunder shall be construed and enforced in accordance with the laws of the State of Arizona. Suit hereon may be brought only in a court sitting in the City of Phoenix, Arizona. The Company and Employee agree to use all reasonable efforts to resolve amicably any controversy or claim arising out of; or relating to, this Agreement, and in that regard agree that they shall initially submit any controversy or claim which has gone unresolved for more than thirty (30) days to a mutually satisfactory Phoenix area mediation service for one-time mediation. In the event any controversy or claim cannot be resolved by agreement or such mediation, or in the event that a mediation service cannot be agreed upon, the parties mutually agree to arbitration in Phoenix, Arizona, in accordance with the rules of the American Arbitration Association in effect as of the date of this Agreement (which are incorporated by reference herein), and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction. The arbitration shall proceed in the absence of any party which, after due notice, fails to be present or fails to obtain an adjournment. The parties shall have the right to conduct discovery pursuant to the provisions of the Arizona Code of Civil Procedure, and the aforesaid arbitration requirement shall not operate to preclude either party hereto from seeking or obtaining injunctive relief in a court of competent jurisdiction.

         (f) Attorneys' Fees. In the event of any action, suit or proceeding, including arbitration, brought under or in connection with this Agreement, the prevailing party therein shall be entitled to recover, and the non-prevailing party thereto agrees to pay, the prevailing party's costs and expenses in connection therewith, including reasonable attorneys' fees.

         (g) Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any affect on, the remaining provisions of this Agreement.

         (h) Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given and become effective twenty-four hours after deposit thereof for mailing at any general or branch office of the United States Post Office enclosed in a registered or certified post-paid envelope and addressed as follows:

         TO THE COMPANY:                    Attention:  Chairman of the Board
                                            Alliance Medical Corporation
                                            10232 South 51st Street
                                            Phoenix, AZ 85044

         TO EMPLOYEE:                       PERSONAL & CONFIDENTIAL

                                            Ricardo M. Ferreira
                                            P.O. Box 2871
                                            Carefree, AZ 85377

         The parties hereto may designate a different place at which notice shall be given, provided however, that any such notice of change of address shall be effective only upon receipt.

         (i) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof. This Agreement supersedes all prior agreements, written or oral, and all contemporaneous oral agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

ALLIANCE MEDICAL CORPORATION

a Delaware corporation


By: /s/ Tim Einwechter
____________________________

Name:   Tim Einwechter
____________________________


Its: Chief Financial Officer
____________________________


EMPLOYEE

/s/RICARDO M. FERREIRA
___________________________
RICARDO M. FERREIRA